EXHIBIT 10.09

This exhibit is an English translation of a foreign language document. The Company hereby agrees to furnish to the SEC, upon request, a copy of the foreign language document.

Freedom Finance Joint Stock Company

January 20, 2026                                    Almaty

ORDER No. 01/20-01-L/S

On termination of the employment agreement with Tashtitov A. B.

I HEREBY ORDER:
1. To terminate, effective January 20, 2026, the employment agreement with Askar Bolatovich Tashtitov, Managing Director for Investment Banking, pursuant to subparagraph 5 of Article 49 of the Labor Code of the Republic of Kazakhstan, at the employee’s initiative.
2. The Accounting Department shall pay compensation for unused paid annual leave in the amount of 74 (seventy-four) calendar days for the period from November 1, 2022 to January 20, 2026.
3. I reserve control over the execution of this order.

Basis: application of Tashtitov A. B.

Head of Compensation and Benefits
of the HR Department of
Freedom Finance Joint Stock Company
Daminov Ts. D.                                    /s/ Daminov Ts. D.
                                        (seal)

Familiarized with the order:

January 20, 2026                     /s/ Tashtitov A. B. Tashtitov A. B.

Prepared by:
HR Records Specialist
HR Department
Alibekova D.N.